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                                                                    Exhibit 99.1

                                                          FOR IMMEDIATE RELEASE:

CONTACT:

                                            Stephen D. Axelrod, CFA
George Morgenstern, CEO                     Susan T. Bolen (Media)
DATA SYSTEMS & SOFTWARE INC.                WOLFE AXELROD ASSOCIATES
(201) 529-2026; (201) 529-3163 (Fax)        (212)370-4500; (212)370-4505 (Fax)
                                            e-mail:steve@wolfeaxelrod.com

                          DATA SYSTEMS & SOFTWARE INC.
         ANNOUNCES SALE OF PHD -TM- PROFESSIONAL HELP DESK

Mahwah, New Jersey -- April 13, 1998 -- Data Systems & Software Inc. (NASDAQ/NNM: DSSI) and Computer Associates International, Inc. (NYSE:CA) announced today that DSSI's International Data Operations, Inc.
("IDO") subsidiary, has sold the assets of its PHD, Professional Help Desk division, to Computer Associates International, Inc. DSSI received approximately $7.0 million in cash in connection with the sale.

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Data Systems & Software Inc. is a provider of computer consulting and development services and packaged software products, and is an authorized direct seller and value added reseller of computer hardware. Through its Powercom and Comverge subsidiaries, DSSI provides automatic meter reading and related products and services to utility customers. In addition, the Company, through Tower Semiconductor Ltd., manufactures integrated circuits on silicon wafers using its advanced production capability and the proprietary designs of its customers.

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